Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces Pricing of $400 Million of 4.375% Senior Notes Due 2029

DALLAS, Texas - ARCOSA, Inc. - March 31, 2021:
Arcosa, Inc. (NYSE: ACA) (“Arcosa”), a provider of infrastructure-related products and solutions, today announced the pricing of its previously announced private offering of $400 million aggregate principal amount of 4.375% senior notes due 2029 (the “Notes”). The Notes offering is expected to close on April 6, 2021, subject to customary conditions.

Arcosa intends to use the net proceeds of the offering to fund the payment of the purchase price of the previously announced acquisition of StonePoint Ultimate Holding, LLC and affiliated entities (“StonePoint”), which is expected to close in April 2021, to repay any borrowings that may be outstanding under Arcosa’s $150 million 364-day credit facility at the closing of the offering of the Notes, and to use any remaining net proceeds for general corporate purposes, which may include repayment in whole, or in part, of amounts outstanding under its existing revolving credit facility and other potential strategic investments. The closing of the offering is not conditioned upon the completion of the StonePoint acquisition. The Notes will be senior unsecured obligations of Arcosa and will initially be guaranteed on a senior unsecured basis by each of Arcosa’s domestic subsidiaries that is a guarantor under its existing senior credit facility.

The Notes and the related guarantees are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered for sale under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy, or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Arcosa

Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, engineered structures, and transportation markets. Arcosa reports its financial results in three principal business segments: Construction Products, Engineered Structures, and Transportation Products. For more information, visit www.arcosa.com.

972.942.6500	arcosa.com

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the completion of the StonePoint acquisition; the impact of the COVID-19 pandemic on Arcosa’s customer demand for Arcosa’s products and services, Arcosa’s supply chain, Arcosa’s employees' ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; risks and uncertainties related to the capital markets generally; whether Arcosa will consummate the offering; the anticipated terms of the Notes and the anticipated use of proceeds; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2020, as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INVESTOR CONTACTS

Scott C. Beasley	Gail M. Peck	David Gold
Chief Financial Officer	SVP, Finance & Treasurer	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com

MEDIA CONTACT

Media@arcosa.com

972.942.6500	2	arcosa.com